DLH Reports Fiscal 2022 First Quarter Results
Revenue $152.8 Million, Reflecting Short-Term FEMA Awards;
Earnings $0.55 per share; Term Debt Reduced to $42.9 Million
Atlanta, Georgia – January 31, 2022 - DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a leading provider of innovative healthcare services and solutions to federal agencies, today announced financial results for its fiscal first quarter ended December 31, 2021.

Highlights
•First quarter revenue increased to $152.8 million in fiscal 2022 from $57.9 million in fiscal 2021, reflecting the previously-announced award of two FEMA contracts to support Alaska, which accounted for approximately $91.1 million of revenue; these programs are expected to contribute substantially less revenue in the fiscal second quarter as performance nears completion
•Excluding these short-term contracts, first quarter revenue rose to $61.7 million in fiscal 2022, an increase of 7% over the prior-year period
•Earnings were $7.8 million, or $0.55 per diluted share, for the fiscal 2022 first quarter versus $1.8 million, or $0.13 per diluted share, for the first quarter of fiscal 2021
•Excluding contributions from the aforementioned short-term FEMA contracts, earnings on a non-GAAP basis for the fiscal 2022 first quarter were $3.1 million, or $0.22 per diluted share
•The Company's term loan was reduced to $42.9 million from $46.8 million during the first quarter
•Contract backlog was $633.6 million as of December 31, 2021 of which approximately $30.0 million related to the task order under a FEMA contract providing medical staffing support to Alaska, which is expected to be completed in the second quarter.

Management Discussion
“We delivered another solid quarter of growth at the start of fiscal 2022, resulting in outstanding performance that reflects the contribution of two short-term contracts, awarded by the DHS’ FEMA organization, for COVID-19 countermeasures and contingency assistance in Alaska,” said DLH President and Chief Executive Officer Zach Parker. “Excluding these programs, revenue rose almost $4.0 million year-over-year or approximately 7%. While timing for the federal budget remains uncertain – and another continuing resolution is certainly possible – we feel confident that our array of offerings, and recent wins, position us well for fiscal 2022.

“The second quarter is expected to reflect the wind-down of our COVID-19 support activities in Alaska, but we remain on track for another year of standout results. M&A remains a key aspect of our expansion strategy as we examine opportunities to further strengthen our innovation and technology credentials and service offerings. In addition, we will continue to de-lever the balance sheet while enhancing our capital deployment plans, positioning the company for further growth; we believe the best is yet to come for DLH.”

Results for the Three Months Ended December 31, 2021
Revenue for the first quarter of fiscal 2022 was $152.8 million versus $57.9 million in the prior-year period. The increase was primarily due to the Company’s work for FEMA in Alaska – which added approximately $91.1 million in revenue – along with other new business wins and generally higher volume across a number of legacy programs.

Income from operations was $11.2 million for the quarter versus $3.6 million in the prior-year period and, as a percent of revenue, the Company reported an operating margin of 7.3% in fiscal 2022 versus 6.3% in fiscal 2021.

Interest expense was $0.7 million in the fiscal first quarter of 2022 versus $1.1 million in the prior-year period, reflecting lower debt outstanding. Income before taxes was $10.5 million this year versus $2.6 million in fiscal 2021, representing 6.9% and 4.4% of revenue, respectively, for each period.

For the three months ended December 31, 2021 and 2020, respectively, DLH recorded a $2.7 million and $0.7 million provision for tax expense. The Company reported net income of approximately $7.8 million, or $0.55 per diluted share, for the first quarter of fiscal 2022 versus $1.8 million, or $0.13 per diluted share, for the first quarter of fiscal 2021. As a percent of revenue, net income was 5.1% for the first quarter of fiscal 2022 versus 3.1% for the prior year period.

On a non-GAAP basis, EBITDA for the three months ended December 31, 2021 was approximately $13.2 million versus $5.7 million in the prior-year period, or 8.6% and 9.8% of revenue, respectively. EBITDA performance reflects the impact from the FEMA task orders – specifically, the pass-through nature of the revenue. A reconciliation of the Company's performance for the quarter less the contribution of the FEMA task orders compared to the prior-year period, is included at the back of this document.
Key Financial Indicators
Fiscal year to date, DLH used $16.2 million in operating cash, reflecting performance obligations for the deferred revenue on the aforementioned FEMA contracts, for which there were advance payments in the fourth quarter of fiscal 2021. The Company paid down $3.9 million of its secured loan facility and has satisfied mandatory principal amortization on the loan facility until March 31, 2024. The Company intends to continue using cash to make debt prepayments when possible.

As of December 31, 2021, the Company had cash and cash equivalents of $4.2 million and debt outstanding under its credit facility of $42.9 million, versus cash of $24.1 million and debt outstanding of $46.8 million as of September 30, 2021.

At December 31, 2021, total backlog was approximately $633.6 million, including funded backlog of approximately $132.4 million, and unfunded backlog of $501.2 million.
Conference Call and Webcast Details
DLH management will discuss first quarter results and provide a general business update, including current competitive conditions and strategies, during a conference call beginning at 10:00 AM Eastern Time tomorrow, February 1, 2022. Interested parties may listen to the conference call by dialing 888-347-5290 or 412-317-5256.

Presentation materials will also be posted on the Investor Relations section of the DLH website prior to the commencement of the conference call.

A digital recording of the conference call will be available for replay two hours after the completion of the call and can be accessed on the DLH Investor Relations website or by dialing 877-344-7529 and entering the conference ID 8200479.

About DLH
DLH (NASDAQ:DLHC) delivers improved health and readiness solutions for federal programs through research, development, and innovative care processes. The Company’s experts in public health, performance evaluation, and health operations solve the complex problems faced by civilian and military customers alike, leveraging digital transformation, artificial intelligence, advanced analytics, cloud-based applications, telehealth systems, and more. With over 2,300 employees dedicated to the idea that “Your Mission is Our Passion,” DLH brings a unique combination of government sector experience, proven methodology, and unwavering commitment to public health to improve the lives of millions. For more information, visit www.DLHcorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance.
Any statements that refer to expectations, projections or other characterizations of future events or circumstances or that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH’s actual results to differ materially from those indicated by the forward-looking statements. Forward-looking statements in this release include, among others, statements regarding estimates of future revenues, operating income, earnings and cash flow. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Our actual results may differ materially from such forward-looking statements made in this release due to a variety of factors, including: the outbreak of the novel coronavirus (“COVID-19”), including the measures to reduce its spread, and its impact on the economy and demand for our services, are uncertain, cannot be predicted, and may precipitate or exacerbate other risks and uncertainties; the risk that we will not realize the anticipated benefits of acquisitions; the challenges of managing larger and more widespread operations; contract awards in connection with re-competes for present business and/or competition for new business; compliance with new bank financial and other covenants; changes in client budgetary priorities; government contract procurement (such as bid and award protests, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the ability to successfully integrate the operations of acquisitions; and other risks described in our SEC filings. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as well as subsequent reports filed thereafter. The forward-looking statements contained herein are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry and business.

Such forward-looking statements are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements, except as may be required by law.

CONTACTS:

INVESTOR RELATIONS
Contact: Chris Witty
Phone: 646-438-9385
Email: cwitty@darrowir.com
TABLES TO FOLLOW

DLH HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands except per share amounts)

	(unaudited)
	Three Months Ended
	December 31,
	2021	2020
Revenue	$152,801	$57,852
Cost of Operations:
Contract costs	132,686	46,005
General and administrative costs	6,911	6,150
Depreciation and amortization	1,985	2,062
Total operating costs	141,582	54,217
Income from operations	11,219	3,635
Interest expense, net	672	1,080
Income before income taxes	10,547	2,555
Income tax expense	2,743	741
Net income	$7,804	$1,814

Net income per share - basic	$0.61	$0.15
Net income per share - diluted	$0.55	$0.13
Weighted average common shares outstanding
Basic	12,749	12,498
Diluted	14,295	13,445

DLH HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except par value of shares)

	December 31, 2021	September 30, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,221	$24,051
Accounts receivable	46,843	33,447
Other current assets	4,897	4,265
Total current assets	55,961	61,763
Equipment and improvements, net	1,573	1,912
Operating lease right-of-use-assets	18,562	19,919
Goodwill	65,643	65,643
Intangible assets, net	45,823	47,469
Other long-term assets	431	464
Total assets	$187,993	$197,170
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Operating lease liabilities - current	$2,192	$2,261
Accrued payroll	10,976	9,125
Deferred revenue	10,148	22,273
Accounts payable, accrued expenses, and other current liabilities	30,383	32,717
Total current liabilities	53,699	66,376
Long-term liabilities:
Deferred taxes, net	1,176	1,176
Operating lease liabilities - long-term	18,127	19,374
Debt obligations - long-term, net of deferred financing costs	40,879	44,636
Total long-term liabilities	60,182	65,186
Total liabilities	113,881	131,562
Shareholders' equity:
Common stock, $0.001 par value; authorized 40,000 shares; issued and outstanding 12,768 and 12,714 at December 31, 2021 and September 30, 2021, respectively	13	13
Additional paid-in capital	88,593	87,893
Accumulated deficit	(14,494)	(22,298)
Total shareholders’ equity	74,112	65,608
Total liabilities and shareholders' equity	$187,993	$197,170

DLH HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	(unaudited)
	Three Months Ended
	December 31,
	2021	2020
Operating activities
Net income	$7,804	$1,814
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,985	2,062
Amortization of deferred financing costs charged to interest expense	151	210
Stock based compensation expense	500	458
Deferred taxes, net	—	626
Changes in operating assets and liabilities
Accounts receivable	(13,396)	(12,344)
Other current assets	(632)	284
Accrued payroll	1,851	(538)
Deferred revenue	(12,125)	—
Accounts payable, accrued expenses, and other current liabilities	(2,335)	(1,185)
Other long-term assets and liabilities	42	95
Net cash used in operating activities	(16,155)	(8,518)

Investing activities
Purchase of equipment and improvements	—	(53)
Net cash used in investing activities	—	(53)
Financing activities
Proceeds from debt obligations	6,000	9,150
Repayment of debt obligations	(9,875)	(1,750)
Payment of deferred financing costs	—	(41)
Proceeds from issuance of common stock upon exercise of options and warrants	200	225
Net cash provided by (used in) financing activities	(3,675)	7,584

Net change in cash and cash equivalents	(19,830)	(987)
Cash and cash equivalents at beginning of year	24,051	1,357
Cash and cash equivalents at end of year	$4,221	$370

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$513	$852

Revenue Metrics

	Three Months Ended
	December 31,	December 31,
	2021	2020
Market Mix:
Defense/VA	24%	60%
Human Services and Solutions	65%	13%
Public Health/Life Sciences	11%	27%

Contract Mix:
Time and Materials	87%	77%
Cost Reimbursable	7%	20%
Firm Fixed Price	6%	3%

Prime vs Sub:
Prime	96%	89%
Subcontractor	4%	11%

Non-GAAP Financial Measures
The Company uses EBITDA and EBITDA as a percent of revenue as supplemental non-GAAP measures of performance. We define EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes and (iii) depreciation and amortization. EBITDA as a percent of revenue is EBITDA for the measurement period divided by revenue for the same period.

The Company is presenting additional non-GAAP measures to describe the impact from two short-term FEMA task orders' on its financial performance for the three months ended December 31, 2021. The measures presented are revenue, net income, diluted earnings per share, and EBITDA for our enterprise contract portfolio less the respective performance on the FEMA task orders. These resulting measures present the remaining contract portfolio's quarterly financial performance compared to results delivered in the prior year period. Definitions of these additional non-GAAP measures are set forth in the footnotes to the reconciliation table below.

These non-GAAP measures of performance are used by management to conduct and evaluate its business during its review of operating results for the periods presented. Management and the Company's Board utilize these non-GAAP measures to make decisions about the use of the Company's resources, analyze performance between periods, develop internal projections and measure management performance. We believe that these non-GAAP measures are useful to investors in evaluating the Company's ongoing operating and financial results and understanding how such results compare with the Company's historical performance.

Reconciliation of GAAP net income to EBITDA, a non-GAAP measure (in thousands):

	Three Months Ended
	December 31,
	2021	2020	Change
Net income	$7,804	$1,814	$5,990
(i) Interest expense, net	672	1,080	(408)
(ii) Provision for taxes	2,743	741	2,002
(iii) Depreciation and amortization	1,985	2,062	(77)
EBITDA	$13,204	$5,697	$7,507

Net income as a % of revenue	5.1%	3.1%	2.0%
EBITDA as a % of revenue	8.6%	9.8%	(1.2)%
Revenue	$152,801	$57,852	$94,949

Reconciliation of GAAP revenue, net income, diluted earnings per share and non-GAAP EBITDA reported for the fiscal quarter to the same metrics for our contract portfolio less the FEMA task orders:

		Three Months Ended
(amounts in thousands)		December 31,
	Ref	2021	2020	Change
Revenue
Total enterprise		$152,801	$57,852	$94,949
Less: FEMA task orders to support Alaska	(a)	91,125	—	91,125
Remaining contract portfolio	(a)	$61,676	$57,852	$3,824

Net income
Total enterprise		$7,804	$1,814	$5,990
Less: FEMA task orders to support Alaska	(b)	4,696	—	4,696
Remaining contract portfolio	(b)	$3,108	$1,814	$1,294

Diluted earnings per share
Total enterprise		$0.55	$0.13	$0.42
Less: FEMA task orders to support Alaska	(c)	0.33	—	0.33
Remaining contract portfolio	(c)	$0.22	$0.13	$0.09

EBITDA
Total enterprise		$13,204	$5,697	$7,507
Less: FEMA task orders to support Alaska	(d)	6,346	—	6,346
Remaining contract portfolio	(d)	$6,858	$5,697	$1,161

Ref (a): Revenue for the Company’s remaining contract portfolio less the FEMA task orders represents our consolidated revenues less the revenues generated from the FEMA task orders.

Ref (b): Net income attributable to the remaining contract portfolio less the FEMA task orders represents the Company’s consolidated net income, determined in accordance with GAAP, less the net income derived from the FEMA task orders. Net income for the FEMA task orders is derived by subtracting from the revenue attributable to such task orders during the three months ended December 31, 2021 of $91.1 million the following amounts: contract costs of $84.2 million, general & administrative costs of $0.6 million, and income tax expense of $1.6 million. Net income for the remaining contract portfolio for the three months ended December 31, 2021 represents the Company’s consolidated net income for such period less the net income attributable to the FEMA task orders for such period.

Ref (c): Diluted earnings per share (diluted EPS) for the FEMA task orders is calculated using the net income attributable to such task orders as opposed to GAAP net income. Diluted EPS for the remaining contract portfolio (total contract portfolio excluding the FEMA task orders) is calculated by subtracting the diluted EPS for the FEMA task orders from the Company's total diluted EPS.

Ref (d): EBITDA attributable to the FEMA tasks orders of $6.3 million is derived by adding income tax expense attributable to those task orders of $1.6 million to the net income attributable to those task orders of $4.7 million. EBITDA for the remaining contract portfolio is calculated by subtracting the EBITDA attributable to the FEMA task orders from the Company’s total EBITDA.